EXHIBIT 10.84


                            ASSET PURCHASE AGREEMENT
                                  BY AND AMONG
                            INDUSTRIAL MEDICAL GROUP,
                          THEODORE R. JOHNSTONE, M.D.,
                            KATHRYN JOHNSTONE, R.N.,
                        PRIMARY CARE MEDICAL GROUP, INC.,
                                PAUL COHEN, M.D.,
                             PAUL COHEN FAMILY TRUST
                                       AND
                       HELIAN HEALTH GROUP OF FRESNO, INC.




                                 MARCH 31, 1995



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                                TABLE OF CONTENTS

1.  Purchase of Assets and Assignment of Leases ............................   1

    1.1   Transfer of Assets ...............................................   1

          (a) Furniture, Fixtures and Equipment ............................   1

          (b) Tenant Improvements ..........................................   1

          (c) Inventory and Supplies .......................................   2

          (d) Data Processing Systems.......................................   2

          (e) Licenses and Permits .........................................   2

          (f) Contracts and Commitments.....................................   2

          (g) Prepaid Expenses and Security Deposits........................   2

          (h) Telephone Numbers, Post Office Boxes, and Other

    Communication Media.....................................................   2

          (i) Patient Billing Information ..................................   2

          (j) Trade Names and Logos ........................................   3

          (k) Books and Records.............................................   3

          (l) Goodwill and Going Concern Value .............................   3

    1.2   Assets Excluded from Purchase and Sale ...........................   3

          (a) Cash .........................................................   3

          (b) Accounts Receivable ..........................................   3

          (c) Retained Contracts and Commitments ...........................   3

          (d) Retained Books and Records ...................................   3

2.  Liabilities ............................................................   4

    2.1   No Liabilities Assumed By Buyer ..................................   4

    2.2   Liabilities Retained by Seller ...................................   4

3.  Patient Medical Records ................................................   4


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    3.1   Buyer's Covenants Concerning Medical Records ......................  5

4.  Purchase Price ..........................................................  5

    4.1   Allocation of Purchase Price.......................................  5

5.  Instruments of Transfer..................................................  6

    5.1   Transfer of Assets.................................................  6

    5.2   Further Assurances.................................................  6

6.  Property Lease. .........................................................  6

7.  Action Required Before Closing ..........................................  6

    7.1   Buyer's Responsibilities ..........................................  6

    7.2   Seller's Responsibilities..........................................  6

8.  Representations and Warranties of Seller.................................  7

    8.1   Due Organization ..................................................  7

    8.2   Approval of Sale ..................................................  7

    8.3   Financial Statements ..............................................  7

    8.4   Licenses ..........................................................  7

    8.5   Properties of Seller ..............................................  7

          (a) Furniture, Fixtures, and Equipment and Tenant Improvements.....  7

          (b) Inventory and Supplies.........................................  8

          (c) Other Assets.  ................................................  8

    8.6   Brokers' and Finders' Fees ........................................  8

    8.7   Employee Benefits .................................................  8

    8.8   Environmental .....................................................  8

    8.9   Litigation ........................................................  9

    8.10  Certain Contracts, etc ............................................  9

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    8.11  Material Misstatements or Omissions ...............................  9

    8.12  Condition of Clinic ...............................................  9

    8.13  No Violation ......................................................  9

    8.14  Insurance ......................................................... 10

    8.15  Fictitious Names .................................................. 10

9.  Representations and Warranties of Buyer ................................. 10

    9.1   Due Organization .................................................. 10

    9.2   Approval of Purchase .............................................. 11

    9.3   Performance ....................................................... 11

10. Restrictive Covenants ................................................... 11

    10.1  Scope of Covenant ................................................. 11

    10.2  Territory ......................................................... 11

    10.3  Permitted Activities .............................................. 11

    10.4  Severability ...................................................... 12

    10.5  Duration of Covenant .............................................. 12

    10.6  Non-Solicitation Covenants ........................................ 12

    10.7  Injunctive Relief ................................................. 12

11. Collection of Seller's Accounts Receivable .............................. 13

    11.1  Allocation of Receipts Between Seller's and Buyer's Accounts
    Receivable .............................................................. 13

    11.2  Maintenance of Accounts Receivable Records ........................ 13

12. Effectiveness of Agreement; Closing Date; and Conditions to Closing ..... 14

    12.1  Effectiveness of Agreement ........................................ 14

    12.2  Termination of Agreement .......................................... 14

    12.3  Termination Without Effect on Liability ........................... 14

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    12.4  Closing Date ...................................................... 14

    12.5  Conditions to Obligation of Seller ................................ 14

          (a) Representations and Warranties of Buyer to be True ............ 15

          (b) Opinion of Buyer's Counsel .................................... 15

          (c) Performance ................................................... 15

          (d) Other Schedules and Documents ................................. 15

          (e) No Action to Prevent Completion ............................... 15

    12.6  Condition to Obligations of Buyer ................................. 15

          (a) Representations and Warranties of Seller and Owners to
          be True ........................................................... 15

          (b) Final Approval of Buyer's Board of Directors .................. 16

          (c) Opinion of Seller's and Owners' Counsel ....................... 16

          (d) Performance of Seller's and Owners' Obligations ............... 16

          (e) Exhibits ...................................................... 16

          (f) No Material Adverse Change .................................... 16

          (g) Consulting Agreement .......................................... 16

          (h) Employment of Seller's Physicians by Medical Group ............ 16

          (i) No Action to Prevent Completion ............................... 17

          (j) Consents ...................................................... 17

13. Indemnification and Claims .............................................. 17

    13.1  Indemnification by Seller and Owners .............................. 17

    13.2  Indemnification by Buyer .......................................... 17

    13.3  Prompt Notice of Claims ........................................... 18

    13.4  Right to Undertake Defense ........................................ 18

    13.5  Joint Liability for Claim ......................................... 18

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14. Miscellaneous ........................................................... 18

    14.1  Binding Effect .................................................... 18

    14.2  Governing Law ..................................................... 19

    14.3  Headings and Construction ......................................... 19

    14.4  Gender and Number ................................................. 19

    14.5  Joint and Several Liability ....................................... 19

    14.6  Notices ........................................................... 19

    14.7  Public Announcements .............................................. 20

    14.8  Attorneys' Fees ................................................... 20

    14.9  Survival of Representations ....................................... 20

    14.10 Waiver ............................................................ 20

    14.11 Expenses .......................................................... 20

    14.12 Counterparts ...................................................... 20

    14.13 Severability ...................................................... 20

    14.14 Cumulative Rights and Remedies .................................... 21

    14.15 Entire Agreement .................................................. 21

    14.17 Assignment ........................................................ 21

                                        v

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                            ASSET PURCHASE AGREEMENT


     THIS AGREEMENT is dated as of March 31, 1995, by and among INDUSTRIAL MEDICAL GROUP, a California general partnership ("Seller"), THEODORE JOHNSTONE, M.D. ("Johnstone"), KATHRYN JOHNSTONE, R.N., ("Mrs. Johnstone"), PAUL COHEN, M.D. ("Cohen"), PRIMARY CARE MEDICAL GROUP, INC., a California professional corporation ("PCMG"), PAUL COHEN FAMILY TRUST, u/t/d September 7, 1990 (the "Trust") and HELIAN HEALTH GROUP OF FRESNO, INC., a California corporation ("Buyer"), with reference to the following:

     A. Seller presently owns and operates an occupational/industrial medical center located at 2555 S. East Avenue, Fresno, California 93706 (the "Clinic").

     B. The sole partners of Seller are PCMG (a 50% partner), and the Trust (a 50% partner). Johnstone and Mrs. Johnstone are the sole shareholders of PCMG, owning 51% and 49% respectively, and Cohen is the trustor and trustee of the Trust. Johnstone, Mrs. Johnstone, Cohen, PCMG and the Trust are sometimes collectively referred to herein as the "Owners.")

     C. Subject to the terms and conditions set forth herein, Buyer desires to purchase certain assets from Seller used in the operation of the Clinic as more fully set forth herein.

     NOW, THEREFORE, for and in consideration of the premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, each of the parties, intending to be legally bound, agree as follows:

1.   Purchase of Assets and Assignment of Leases.

     1.1 Transfer of Assets. On the terms and subject to the conditions set forth in this Agreement, Seller agrees to sell, assign, transfer and deliver to Buyer on and as of the Closing Date (as hereinafter defined), and Buyer agrees to purchase from Seller on and as of the Closing Date, the following assets of Seller used in the operation of the Clinic (said assets being hereinafter collectively referred to as the "Assets"):

          (a) Furniture, Fixtures and Equipment. All furniture, fixtures, and equipment of Seller used in the operation of the Clinic more particularly described on Schedule 1.1(a) attached hereto and incorporated herein by this reference (the "Furniture, Fixtures, and Equipment"), except as otherwise provided in Section 1.2 of this Agreement;

          (b) Tenant Improvements. All of Seller's right, title, and interest, if any, in and to all tenant improvements owned and installed by Seller at the Clinic (the "Tenant Improvements"), except as otherwise provided in Section 1.2 of this Agreement;

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          (c) Inventory and Supplies. All inventory and supplies of Seller used, or maintained for use, in the operation of the Clinic, including, without limitation, all surgical inventory and supplies, all nursing care inventory and supplies, all laboratory inventory and supplies, all facility repair and maintenance inventory and supplies, all bookkeeping and accounting inventory and supplies, all stationery inventory and supplies, and all other administrative and/or business inventory and supplies, as of the Closing Date (collectively, the "Inventory and Supplies");

          (d) Data Processing Systems. All of Seller's right, title and interest, if any, in and to all data processing systems, hardware and software used in the operation of the Clinic, including without limitation the data processing systems described on Schedule 1.1(d) attached hereto and incorporated herein by this reference (the "Data Processing Systems"), though Seller will retain the right to access the Data Processing Systems for a period of not more than 120 days following the Closing for purposes of collecting Seller's Accounts Receivable as provided in Section 11;

          (e) Licenses and Permits. All of Seller's right, title, and interest, if any, in and to those certain licenses and permits of Seller relating to the Clinic more particularly described on Schedule 1.1(e) attached hereto and incorporated herein by this reference, to the extent assignable and transferable (the "Licenses and Permits");

          (f) Contracts and Commitments. All of Seller's right, title, and interest, if any, in and to those certain contracts and commitments relating to the Clinic and/or the Assets more particularly described on Schedule 1.1(f) attached hereto and incorporated herein by this reference, to the extent assignable and transferable (the "Contracts and Commitments");

          (g) Prepaid Expenses and Security Deposits. All of Seller's right, title, and interest, if any, in and to prepaid expenses and security deposits of Seller, including without limitation those prepaids described on Schedule 1.1(g) attached hereto and incorporated herein by this reference (the "Prepaid Expenses and Security Deposits");

          (h)  Telephone  Numbers,  Post Office Boxes,  and Other  Communication
Media. All of Seller's right, title, and interest, if any, in and to all telephone numbers, post office boxes, and other communication media used by Seller with regard to the Clinic, including without limitation that described on
Schedule 1.1(h) attached hereto and incorporated herein by this reference (the "Communication Media");

          (i) Patient Billing Information. All of Seller's right, title, and interest, if any, in and to those certain billing files, billing histories, billing records, and other billing information relating to any patients of the Clinic from inception of the Clinic (except for charts and records destroyed or discarded in the normal course of business) through the Closing Date, including, without limitation, all patient numbers, patient billing codes, and the like assigned to said patients (the "Patient Billing Information"), though Seller will retain the right to access

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the Patient Billing Information for a period of not more than 120 days following the Closing for purposes of collecting Seller's Accounts Receivable as provided in Section 11;

          (j) Trade Names and Logos. All of Seller's right, title, and interest, if any, in and to the trade names and logos associated with Seller or the Clinic, including without limitation those trade names and logos described on
Schedule 1.1(j) attached hereto and incorporated herein by this reference (the "Trade Names and Logos");

          (k) Books and Records. All of Seller's right, title, and interest, if any, in all books and records of or relating to the Clinic, including customer, patient and client lists and records concerning patient visits, except those books and records described in Section 1.2(d) of this Agreement (the "Books and Records"); and

          (l) Goodwill and Going Concern Value. All of Seller's right, title, and interest, if any, in and to any goodwill and going concern value attributable to the Assets described in Sections 1.1(a) through 1.1(k) of this Agreement (the "Goodwill").

     1.2 Assets Excluded from Purchase and Sale. Seller has not agreed to sell, convey, transfer or assign to Buyer, and Buyer will not purchase or accept from Seller, the following assets:

          (a) Cash. Seller shall retain all cash held by or on deposit in the name of Seller as of the Closing;

          (b) Accounts Receivable. Seller shall retain all accounts receivable of the Clinic which arise or accrue prior to the Closing Date (the "Accounts Receivable");

          (c) Retained Contracts and Commitments. Seller shall retain all contracts and commitments relating to the Clinic and/or any of the assets described in this Section 1.2, other than the Contracts and Commitments, including, without limitation, those certain contracts and commitments more particularly described on Schedule 1.2(c) attached hereto and incorporated herein by this reference;

          (d) Retained Books and Records. Seller shall retain all consulting books, records, forms and files, and all general ledgers, cash receipts and disbursement journals, schedules of accounts receivable and accounts payable, checkbooks, cancelled checks, bank books, bank statements, and tax returns and files of Seller (the "Retained Books and Records"). Seller shall provide Buyer with access to the Retained Books and Records;

2.   Liabilities.

     2.1 No Liabilities Assumed By Buyer. Buyer does not agree to pay or discharge any debts, liabilities or obligations of Seller, Owners or related to the Clinic.

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     2.2 Liabilities Retained by Seller.  Seller and Owners shall continue to be obligated to timely pay, perform and discharge the following debts, obligations and liabilities:

               (i) Any and all claims of any third party payors, fixed or accruing prior to the Closing Date;

               (ii) Federal, state (including franchise taxes) and local income taxes, if any, payable with respect to any activities of Seller, fixed or accruing prior to the Closing Date or as a result of the sale of the Assets to Buyer pursuant to this Agreement;

               (iii) Any and all liability relating to Seller's employee benefit plans, including, without limitation, liabilities relating to vacation time, sick time, continuing medical education, professional association or society dues, and holiday time benefits fixed or accruing prior to the Closing Date;

               (iv) All litigation relating to Seller, the Assets, the Owners or the Clinic fixed or accruing prior to the Closing Date;

               (v) Any and all income or franchise taxes associated with or arising from the use of the Assets up to and through the Closing Date;

               (vi) Any debt, obligation or liability of Seller relating to the violation of any applicable law, rule or regulation of any governmental authority, relating to environmental matters affecting the Clinic, the Assets or the premises under which the Clinic is located, fixed, arising or accruing prior to the Closing Date; and

               (vii) Any other debt, obligation or liability of Seller, fixed, arising or accruing prior to the Closing Date, whether or not such debt, obligation or liability is disclosed.

     2.3 Malpractice Tail Coverage. Seller and Owners shall secure at their cost tail coverage (which is reasonably satisfactory to Buyer) for professional liability insurance for physicians employed by Seller who provided professional services to patients of Seller, effective as of the Closing Date.

3. Patient Medical Records. Seller, to assure continuity in the provision of patient care by its successor health care providers, agrees to transfer to Buyer, as part of the Assets, all medical records relating to any past or current patients of the Clinic, including, without limitation, all patient charts, x-rays, laboratory results and data, slides and sections, nurses' notes, physical therapists' notes and records, records of prescriptions, hospital records, and correspondence ("Medical Records"). On or subsequent to the Closing Date, Buyer and/or Steven C. Schumann, M.D., Inc. ("P.C."), the "Medical Group" specified under the Management Services Agreement between P.C. and Buyer, will maintain the Medical Records of Seller in accordance with the Management Services Agreement and the laws and professional standards for medical clinics and practitioners in the State of California.

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     3.1 Buyer's Covenants  Concerning Medical Records.  Buyer agrees that it or its designated Medical Group shall:

               (i) Store the Medical Records in compliance with all applicable laws;

               (ii) Retain the Medical Records for at least seven (7) years following the last patient visit, or, in the case of a patient who is a minor, for the longer of (A) seven (7) years following the last patient visit, or (B) one (1) year after said patient reaches age eighteen (18) years;

               (iii) Retain Medical Records relating to asbestos exposure cases for at least thirty (30) years, unless applicable law permits a shorter retention period;

               (iv) Permit Seller, Owners or physicians affiliated with Seller to inspect and copy, at their expense, the Medical Records as necessary if any claim is made against Seller or such physicians to which the Medical Records may be material;

               (v) Administer requests by third parties to inspect, copy and disclose the Medical Records in accordance with law; and

               (vi) Except as otherwise required or permitted by law, the Medical Records transferred pursuant to this Agreement shall be disclosed only to (1) Seller or its affiliated physicians, (2) personnel of Buyer when providing services to any Medical Group assuming the practice of medicine at the Clinic, or practicing at another facility managed by Buyer, only when such disclosure of the Medical Records is lawfully permitted, and (3) to other physicians and health care professionals, as permitted by law, when necessary to assure continuity of care to patients whose records have been transferred to Buyer pursuant to this Agreement.

4. Purchase Price. The purchase price (the "Purchase Price") for the Assets is EIGHT HUNDRED THOUSAND DOLLARS ($800,000), payable at the Closing by means of a certified check or wire transfer of immediately available funds into one or more bank accounts designated by Seller.

     4.1 Allocation of Purchase Price. The parties agree to allocate the Purchase Price pursuant to Internal Revenue Code Section 1060 within fifteen
(15) days before the Closing Date, in accordance with Schedule 4.1. The parties agree to report the purchase and sale of the Assets to the Internal Revenue Service on Form 8594 in accordance with this Section 4.1.

5.   Instruments of Transfer.

     5.1 Transfer of Assets. On the Closing Date, Seller shall execute and deliver to Buyer, in a form satisfactory to Buyer, appropriate assignment instruments and bills of sale, pursuant to which Seller shall sell, assign, transfer and deliver to Buyer:

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          (a) Good and marketable title in and to the Furniture,  Fixtures,  and
Equipment and the Inventory and Supplies, free and clear of any liens, claims, options, charges, security interests, and encumbrances of any nature; and

          (b) All of Seller's right, title, and interest, if any, in and to the Tenant Improvements, the Data Processing Systems, the Licenses and Permits, the Contracts and Commitments, the Prepaid Expenses and Security Deposits, the Communication Media, the Patient Billing Information, the Trade Names and Logos, the Books and Records, and the Goodwill.

     5.2 Further Assurances. Seller shall from time to time, at Buyer's request and without further consideration, execute and deliver to Buyer such instruments of transfer, conveyance and assignment as Buyer may reasonably request to evidence further the transfer, conveyance and assignment of the Assets to Buyer in the condition of title set forth in Section 5.1 of this Agreement.

6. Property Lease. Seller and/or the Owners shall lease to Buyer the Clinic premises located at 2555 S. East Avenue, Fresno, California 93706, subject to the terms and conditions of the Lease attached hereto as Exhibit 6 (the "Lease").

7.   Action Required Before Closing.

     7.1 Buyer's Responsibilities. Buyer has obtained, or shall use its reasonable efforts to obtain on or before the Closing Date, the necessary approvals, certificates, licenses and permits required, if any, under federal, state and/or local law for Buyer to purchase the Assets. Buyer has obtained, or shall use its best efforts to obtain on or before the Closing Date, the necessary accounting reviews and audits or other requirements imposed on it by rules and regulations of the Securities Exchange Commission and/or NASDAQ National Market System.

     7.2 Seller's Responsibilities. Seller and Owners shall use their best efforts to assist Buyer in obtaining and completing the approvals, audits, accounting reviews, certificates, licenses and permits referred to in Section
7.1 of this Agreement, and shall cooperate fully with Buyer in this regard.

8. Representations and Warranties of Seller. Seller and Owners hereby jointly and severally represent, warrant, covenant and agree as follows:

     8.1 Due Organization. Seller is a general partnership duly organized, validly existing and in good standing under the laws of the State of California.

     8.2 Approval of Sale. The execution, delivery and performance of this Agreement have been duly approved by all the partners of Seller. To the best of Seller's and Owners' knowledge, as of the Closing Date, the joinder of no person or entity other than Seller will

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be  necessary  to convey  the  Assets to Buyer.  PCMG and the Trust are the sole partners of Seller. Johnstone and Mrs. Johnstone are the sole shareholders of PCMG, and Cohen is the sole trustor and trustee of the Trust. Conditioned upon Seller obtaining the consents and/or approvals more particularly described on
Schedule 8.2 attached hereto and incorporated herein by this reference, to the knowledge of Seller and Owners, the execution, delivery and performance of this Agreement will not cause any default under or breach of any provision of applicable law, rules or regulation, or any regulation, indenture, mortgage loan agreement, contract, lease or other instrument to which Seller is a party or by which any of Seller or any of its properties or assets is bound or affected.

     8.3 Financial Statements. Seller has delivered to Buyer the unaudited, cash basis balance sheet and income statement dated December 31, 1994, for the twelve
(12) month period ended  December 31, 1994, and the unaudited cash basis balance
sheet and income  statement  dated                           , 1995, for the
                                    --------------------  ---                ---
month period ended                         , 1995, which are attached hereto and
                    ------------------ ----
incorporated herein as Schedule 8.3 (the "Financial Statements"). To the best of Seller's and Owners' knowledge, the Financial Statements fairly and accurately reflect the financial condition of Seller, and to the knowledge of Seller and Owners, there have been no material and adverse changes to the financial condition of the Clinic since the most current of the Financial Statements.

     8.4 Licenses. To the best knowledge of Seller and Owners, the Clinic has the lawful authority and all necessary federal, California or local governmental licenses or permits required to conduct the businesses of the Clinic as are presently being conducted. A list of all licenses and permits relating to the Clinic is attached as Schedule 8.4.

     8.5 Properties of Seller.

          (a) Furniture, Fixtures, and Equipment and Tenant Improvements. Except as set forth on Schedule 8.5(a) attached hereto and incorporated herein by this reference, the Furniture, Fixtures, and Equipment and the Tenant Improvements are, and as of the Closing Date shall be, in good working order and free from any defects (other than those resulting from normal wear and tear), and free and clear of any and all liens, claims, options, charges, security interests, and encumbrances of any nature.

          (b) Inventory and Supplies. Except as set forth on Schedule 8.5(b) attached hereto and incorporated herein by this reference, the Inventory and Supplies are, or as of the Closing Date will be, of a quality usable in the normal operation of the Clinic, and free and clear of any and all liens, claims, options, charges, security interests, and encumbrances of any nature.

          (c) Other Assets. Except as set forth on Schedule 8.5(c) attached hereto and incorporated herein by this reference, neither Seller nor Owners has granted to any other person any voluntary lien, option, security interest, or any encumbrance of any nature, and to the knowledge of Seller and Owners, no other person has any involuntary lien upon, any

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claims against, or claims to have any lien, option,  security interest, or other
encumbrance   affecting  the  Data   Processing   Systems,   the  Contracts  and
Commitments, the Communication Media, the Patient Billing Information, the Tradenames and Logos, the Books and Records, or the Goodwill.

     8.6 Brokers' and Finders' Fees. No agent, broker, person or firm acting on behalf of, or under the authority of, Seller is or will be entitled to any commission or broker's or finder's fee from any of the parties hereto in connection with this Agreement or any of the transactions contemplated hereby, except as disclosed in Schedule 8.6.

     8.7 Employee Benefits.

          (a) Seller is not, as it relates to the operation of the Clinic, a party to, or bound by any agreements evidencing a pension, profit sharing, deferred compensation, retirement, bonus or similar plan for employee benefits other than as described in Schedule 8.7(a).

          (b) Schedule 8.7(b) contains a list of each medical, malpractice, health, disability, insurance, vacation, sick leave, severance pay, continuing medical education, professional association or society dues, or other plan, program, practice or arrangement, formal or informal of Seller which covers the employees of the Clinic.

          (c) Seller has not taken any actions which would cause Buyer to be liable under any plans described in Schedule 8.7(a) or Schedule 8.7(b), and no representations or statements have been made by Seller or its agents or employees to any employee of Seller that any of such employee benefit plans would be continued by Buyer following the Closing.

          (d) Attached as Schedule 8.7(d) is a list of the accrued vacation, continuing medical education, sick and holiday time for Seller's non-physician employees and independent contractors as of January 31, 1995.

     8.8 Environmental. To the best knowledge of Seller and Owners, there are no existing, threatened or pending actions of any federal, California or local authority under any environmental laws requiring any remedial action with respect to the Clinic or the Assets.

     8.9 Litigation. To the best knowledge of Seller and Owners, there is no pending litigation or investigation arising in connection with or affecting the Assets, Seller, Owners, or the Clinic, and no such actions are threatened, except for those matters set forth on Schedule 8.9 attached hereto.

     8.10 Certain Contracts, etc. Except as set forth in Schedules 1.1(f) or 1.2(c), or as may be terminated upon thirty (30) days' prior notice and do not obligate Seller in excess of One Thousand Dollars ($1,000), as of the date of execution of this Agreement by Seller, Seller has no:

          (a) Collective bargaining or other labor union agreements which would be binding on Buyer;

          (b) Material oral or written contracts or agreements with hospitals, health care professionals, clinics, physicians, or any partnership or professional association or corporation owned by physicians which would be binding on Buyer;

          (c) Material oral or written contracts or agreements relating to the operation, maintenance, repair or supplying of the Clinic which would be binding on Buyer; or

          (d) Oral or written contract or agreement for the purchase, sale or lease of goods, materials, equipment or capital assets for the Clinic which would be binding on Buyer.


     8.11 Material Misstatements or Omissions. To the best knowledge of Seller and Owners, no representation or warranty made by the Seller or Owners in this Agreement or in any document, statement, certificate, exhibit or schedule furnished or to be furnished to Helian or Buyer pursuant hereto contains, or as to documents, statements, certificates, exhibits or schedules to be furnished, will contain at the time they are furnished, any untrue statement of material fact or omits to state a material fact required to make any such representation or warranty not misleading.

     8.12 Condition of Clinic. To the knowledge of Seller and Owners, except as disclosed in Schedule , the Seller warrants and represents that the Clinic has all necessary state, federal or local government authorizations, licenses or permits and have passed all health code and OSHA compliance inspections, if any.

     8.13 No Violation. To the knowledge of Seller and Owners, except as set forth in Schedule , neither the execution and delivery of this Agreement (or any agreement referred to herein or contemplated hereby) nor the consummation of the transactions contemplated hereby and thereby by Seller will violate any provision of or be in conflict with, constitute a default or breach under, require the consent of any other party to or result in the creation or imposition of a security interest, lien or other encumbrance upon the Assets under any agreement or commitment to which Seller is a party, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

     8.14 Insurance. Schedule attached hereto and incorporated herein by this reference contains a list of all policies and contracts of insurance maintained by Seller with regard to the Assets. If any award for damages is made with respect to any theft, fire or physical damage to the Clinic or the Assets occurring during the period from the date of execution hereof but before the Closing Date which is awarded after the Closing Date, the proceeds therefrom shall be transferred promptly to Buyer, if such theft, fire or physical damages have not previously been rectified or corrected by Seller. The business and operations of the Clinic will be covered as of the Closing Date by liability or workers' compensation insurance. If a claim is made for damage occurring during the period from the date of execution hereof but before the Closing Date which is covered by such liability or workers' compensation insurance policy, Seller shall promptly notify Buyer of the pendency of such a claim. Seller hereby authorizes Buyer to obtain from Seller's insurers information about Seller's past malpractice experience in the operation of the Clinic, and in connection therewith, to execute any releases or other documents which may be required to allow Buyer access to such information; provided, however, that Buyer shall keep said information confidential and shall not disclose said information to any other person without the prior written consent of Seller.

     8.15 Fictitious Names. Except for the use of the name "Industrial Medical Group of Fresno," to the best knowledge of Seller and Owners, Seller has not operated under any fictitious business names. After the Closing, Seller shall not use the name "Industrial Medical Group" or "IMG" or any confusingly similar name. Notwithstanding the foregoing, Seller may continue to use its fictitious business name "Industrial Medical Group of Fresno" for up to 150 days after the Closing for the exclusive purpose of effecting collection on Seller's Accounts Receivable; at the Closing, Seller and Owners shall deliver to Buyer an executed Abandonment of Fictitious Business Name Statement which Buyer may file and publish anytime following 150 days after the Closing.

     8.16 Performance. Seller and Owners shall timely perform and comply with all covenants and agreements, and satisfy all conditions, that they are required to perform, comply with, and satisfy under this Agreement and/or any documents to be executed concurrently herewith or pursuant hereto.

9. Representations and Warranties of Buyer. Buyer hereby represents, warrants, covenants and agrees as follows:

     9.1 Due Organization. Buyer is a corporation duly organized and validly existing and in good standing under the laws of the State of California.

     9.2 Approval of Purchase. The execution, delivery and performance of this Agreement and any documents to be executed concurrently herewith or pursuant hereto have been duly approved and/or authorized by the directors and shareholders of Buyer, and such actions are within the powers of Buyer.

     9.3 Performance. Buyer and Helian shall timely perform and comply with all covenants and agreement, and satisfy all conditions, that they are required to perform, comply with, and satisfy under this Agreement and/or any documents to be executed concurrently herewith or pursuant hereto.

10.  Restrictive Covenants.

     10.1 Scope of Covenant. During the term specified in Section of this Agreement, Seller and each of the Owners jointly and severally represent, warrant, covenant and agree that they shall not, directly or indirectly, engage in, or have any interest in any firm, corporation, person or business (whether as an employee, agent, security holder, creditor, consultant, investigator, owner, shareholder, partner or otherwise) that engages in occupational or industrial medicine, and/or which markets itself to clients as providers of "occupational or industrial medicine" within the Territory defined in Section . The term "occupational or industrial medicine" shall mean medical services and treatment (including physical therapy and employee physical examinations) provided within the scope of state and/or federal workers' compensation laws, or the providing of work-related injury prevention and work-related safety programs to employers.

     10.2 Territory. The agreements and covenants contained in Section shall cover the activities of Seller and Owners within a twenty (20) mile radius of the Clinic (the "Territory").

     10.3 Permitted Activities. Notwithstanding any other provision of this Agreement to the contrary, the following activities shall be permitted:

          (a) Johnstone and Mrs. Johnstone may remain owners and employees of PCMG, a provider of primary care and occupational medicine, located at 509 S. I Street, Madera, California, provided that PCMG does not relocate to an address that would otherwise be located within the Territory;

          (b) Cohen may continue to be the operator (whether as an employee, agent, security holder, creditor, consultant, investor, owner, shareholder, partners or otherwise) of Tower Health Clinics, a provider of primary care, so long as neither Cohen nor Tower Health Clinics engages in occupational or industrial medicine with the Territory; and

          (c) Own ten percent (10%) or less of the debt or equity securities of any publicly traded corporation or debt instruments or capital interests of any publicly traded partnership, or any interest in a mutual fund, which ownership interest would otherwise be in violation of this Agreement.

     10.4 Severability. The covenant not to compete contained in this Section 10 shall be construed as if it is divided into separate and distinct covenants, relating to the various prohibited activities and territories described. Each such covenant shall constitute separate and several covenants distinct from all other such covenants. The parties acknowledge and recognize that the covenants and territorial restrictions contained herein are properly required for the adequate protection of the Assets acquired by Helian from Seller under the Purchase Agreement and that if any covenant or other provision contained herein shall be deemed to be illegal, unenforceable or unreasonable by a court with respect to any part of the whole described territory, such covenant or provision shall not be affected with respect to any other part of the described territory.

     10.5  Duration of  Covenant.  The  duration of the  covenant  contained  in
Section 10.1 of this Agreement shall be five (5) years.

     10.6 Non-Solicitation Covenants. Seller and each of the Owners jointly and severally represent, warrant, covenant and agree that they shall not:

               (i) Attempt, directly or indirectly, to solicit, entice, persuade or induce any employee of the Clinic whom Buyer or Medical Group employs after the Closing to terminate his or her employment by the Buyer or Medical Group or to become employed by any person, firm or corporation other than the Buyer or Medical Group, or approach any such employee for any of the foregoing purposes or authorize and/or assist in the taking of any such action by any third party; or

               (ii) Attempt, directly or indirectly, to solicit, entice, persuade or induce any patient of the Clinic, who at any time was treated or examined by the at the Clinic prior to the Closing Date, to terminate his or her use of the Clinic or its Medical Group for his or her medical needs or the medical needs of such person's family, or to solicit, entice, persuade or induce such patient to seek medical services from the Owners or their affiliates; or

               (iii) Attempt, directly or indirectly, to solicit, entice, persuade or induce any employer (or other client) whose employees (or members) have, at any time, been treated or examined by at the Clinic prior to the Closing Date, to terminate its use of the Clinic or its Medical Group for its medical needs or the medical needs of its employees, or to solicit, entice, persuade or induce such employer to seek medical services from the Owners or their affiliates.

     10.7 Injunctive Relief. Each of the parties acknowledges that (i) the covenants and restrictions contained herein are necessary, fundamental and required for the protection of the Assets and Goodwill purchased by Buyer; (ii) such covenants relate to matters which are of a special, unique and extraordinary character; and (iii) a breach of any of such covenants may result in irreparable harm and damages to Buyer which cannot be adequately compensated by a monetary award. Accordingly, the parties expressly agree that in addition to all remedies available at law or in equity, Buyer may be entitled to the immediate remedy of a temporary restraining order, preliminary injunction or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to specifically enforce the provisions hereof.

11. Collection of Seller's Accounts Receivable. As provided in Section 1.2(b) of this Agreement, the Assets being acquired by Buyer do not include the Accounts Receivable. Seller shall be responsible for collecting its Accounts Receivable at Seller's own cost. At no charge to Seller, however, Buyer will assist in collections of Seller's Accounts Receivable for a period of one hundred twenty (120) days following the Closing Date; provided, however, Seller and Owners release and hold Buyer harmless from and against all liabilities, costs, damages and causes of action that may arise in connection with Buyer's collection of Seller's

Accounts Receivable. Buyer shall not be required to take any extraordinary collection action with regard to the Accounts Receivable, including without limitation sending dunning letters, initiating legal action or engaging a collection firm. If Seller desires the assistance of Buyer or any of its personnel to collect the Accounts Receivable beyond the first one hundred twenty
(120) days following the Closing Date, Seller shall negotiate with Buyer regarding the terms of collection services to be provided, which shall include a reasonable and customary fee to Buyer for its collection services. Seller shall not be precluded from taking any lawful action to effect collection of Seller's accounts receivable.

     11.1 Allocation of Receipts Between Seller's and Buyer's Accounts Receivable. Buyer and Seller agree that payments received by Buyer which apply to clients of both Seller and Buyer shall be applied to the specific patient or invoice indicated by the payment or payor. If the payor does not direct a payment to a particular patient or invoice, or application is otherwise uncertain, such payment shall be applied on a first-in, first-out basis to the oldest undisputed outstanding balance relating to the applicable patient or client, unless the payor indicates a dispute as to the prior amount or some other desired application. If a dispute is indicated, but no particular application of the payment is indicated, such payment shall be then first applied on a first-in, first-out basis, to the oldest undisputed amount owed by such payor.

     11.2 Maintenance of Accounts Receivable Records. While Buyer is assisting in the collection of Seller's Accounts Receivable for the period provided in Section , Buyer shall use its reasonable efforts to preserve the computerized records of the Accounts Receivable. Seller may make back-up disks of the computer data relating to the Accounts Receivable for up to six (6) months following the Closing.

12.  Effectiveness of Agreement; Closing Date; and Conditions to Closing.

     12.1 Effectiveness of Agreement. This Agreement shall become effective on and as of the date hereof upon execution by all parties hereto.

     12.2 Termination of Agreement. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned at any time before the Closing:

          (a) By the mutual consent of Buyer and Seller; or

          (b) Although the parties to this Agreement intend for it to close as soon as practicable after all conditions have been satisfied or waived, if the Closing has not occurred by April 3,, 1995, provided that Buyer and Seller have exercised their best efforts to satisfy all conditions to Closing. In the event of termination and abandonment under this Section 12.2, this Agreement shall forthwith become void, and there shall be no liability on the part of any party hereto.

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

     12.3 Termination Without Effect on Liability. Buyer or Seller (in either case, the "Terminating Party") may terminate this Agreement at any time prior to the Closing by delivering written notice of such termination to the other party (the "Defaulting Party"), if (i) the Defaulting Party has failed in a material respect to perform or comply in a timely manner with any of the material covenants, agreements or undertakings to be performed or complied with by the Defaulting Party pursuant to this Agreement, or (ii) the Defaulting Party has breached any of the representations and warranties made by the Defaulting Party pursuant to this Agreement in a material respect; provided, however, that the Terminating Party shall have delivered to the Defaulting Party written notice describing in reasonable detail the nature of such noncompliance or breach, and the Defaulting Party shall have failed to cure such noncompliance or breach within ten (10) business days after receiving such notice of noncompliance or breach. In the event of a noncompliance or breach under this Section 12.3, in addition to all of its other rights and remedies, the Terminating Party shall have the right to recover from the Defaulting Party all losses, damages, costs, fees and expenses, including reasonable attorneys' fees, incurred by the Terminating Party, as a result of such noncompliance or breach.

     12.4 Closing Date. The delivery of the Purchase Price pursuant to Section 4; the sale, transfer, assignment and delivery of the Assets pursuant to Section 5.1; the assumption of the Liabilities pursuant to Section 2.1; the execution and delivery of the Lease under Section 6; and the delivery of the other instruments and certificates required under this Section 12, shall be effective as of 12:01 a.m. on April 1, 1995 (the "Closing" or "Closing Date"), or such other date as the parties shall mutually agree.

     12.5 Conditions to Obligation of Seller. The obligation of Seller to effect the transactions contemplated hereby to be performed on or after the Closing Date by Seller shall be subject to the satisfaction (or waiver by Seller) on or before the Closing Date of the following conditions:

          (a) Representations and Warranties of Buyer to be True. The representations and warranties of Buyer herein contained shall be true in all material respects on and as of the Closing Date with the same effect as though made at such time, except to the extent any such representations or warranties are waived in writing by Seller.

          (b) Opinion of Buyer's Counsel. Seller shall have received from counsel for Buyer an opinion, dated as of the Closing Date, opining only as to the following:

               (i) The Buyer has been duly incorporated and is validly existing in good standing under the laws of the State of California;

               (ii) The Buyer has all requisite corporate power and corporate authority to execute, deliver, and perform the Agreement; and

               (iii) The execution, delivery and performance of the Agreement have been duly authorized by all necessary corporate action on the part of the Buyer.

          (c) Performance. Buyer shall have timely and fully performed all obligations required of it by this Agreement prior to the Closing Date.

          (d) Other Schedules and Documents. Buyer shall have provided Seller with all schedules and other documents required by this Agreement to be delivered to Seller prior to the Closing Date, which shall be reasonably acceptable to Seller, including any updated schedules.

          (e) No Action to Prevent Completion. No action or proceeding shall have been instituted or be imminently threatened before any court or governmental agency on or prior to the Closing Date to restrain or prohibit, or to obtain damages in respect of, this Agreement or the consummation of the transactions contemplated hereby, which in the reasonably exercised opinion of Seller makes it inadvisable to consummate such transactions.

     12.6 Condition to Obligations of Buyer. The obligations of Buyer to effect the transactions contemplated hereby to be performed on or after the Closing Date shall be subject to satisfaction (or waiver by Buyer) on or before the Closing Date of the following conditions:

          (a) Representations and Warranties of Seller and Owners to be True. The representations and warranties of Seller and Owners herein contained shall be true in all material respects on and as of the Closing Date with the same effect as though made at such time, except to the extent that any such representations and warranties are waived in writing by Buyer.

          (b) Final Approval of Buyer's Board of Directors. The Buyer's board of directors shall have approved the transactions contemplated hereunder.

          (c) Opinion of Seller's and Owners' Counsel. Buyer shall have received from counsel for the Seller and Owners, an opinion, dated the Closing Date, opining only as to the following:

               (i) The Seller is a validly organized California partnership;

               (ii) PCMG has been duly incorporated and is validly existing in good standing under the laws of the State of California;

               (iii) The Seller, PCMG and Trust have all requisite power and authority to execute, deliver, and perform the Agreement;

               (iv) The execution, delivery and performance of the Agreement have been duly authorized by all necessary partnership, corporate and trust action on the part of the Seller, PCMG and Trust.

          (d) Performance of Seller's and Owners' Obligations. Seller and Owners shall have timely and fully performed all obligations required of them by this Agreement prior to the Closing Date.

          (e) Exhibits. Seller shall have provided Buyer with all schedules, exhibits and other documents required by this Agreement to be delivered to Buyer prior to the Closing Date, which shall be reasonably acceptable to Buyer, and all schedules and exhibits shall be including any updated schedules and exhibits.

          (f) No Material Adverse Change. There shall not have occurred since the date of this Agreement (i) any material and adverse change in the business, properties, results or operations or business condition of the Seller, Assets or Clinic, or (ii) any material loss or damage to any of the Assets (whether owned or leased), whether or not covered by insurance.

          (g) Consulting Agreement. Buyer and Johnstone shall have entered into a Consulting Agreement in the form attached hereto and incorporated herein as
Exhibit 12.6(g).

          (h) Employment of Seller's Physicians by Medical Group. Prior to the Closing, Buyer, in consultation with its Medical Group, shall determine which of Seller's physicians will be retained, and those physicians shall have entered into satisfactory contractual arrangements with Medical Group to provide professional services after the Closing at the Clinic or other clinics of Buyer.

          (i) No Action to Prevent Completion. No action or proceeding shall have been instituted or be imminently threatened before any court or governmental agency on or prior to the Closing Date to restrain or prohibit, or to obtain damages in respect of, this Agreement or the consummation of the transactions contemplated hereby, which in the reasonably exercised opinion of Buyer makes it inadvisable to consummate such transactions.

          (j) Consents. Seller, as appropriate, shall have received from third parties with whom it has contractual or other relations, consents, agreements or estoppel certificates reasonably satisfactory to Buyer, appropriate or necessary to permit Buyer to carry out the transactions contemplated by this Agreement.

          (k) No Representation Regarding Continued Use of Clinic. Buyer understands and acknowledges that neither Seller nor Owners make any representation or warranty regarding the continued use of the Clinic after the Closing Date by any former patient or client of the Seller. However, Seller and Owners acknowledge that they are restricted from soliciting patients and clients under Section 10.6.

13.  Indemnification and Claims.

     13.1 Indemnification by Seller and Owners. Seller and Owners jointly and severally agree to defend and indemnify Buyer and hold Buyer harmless from and against any and all losses, liabilities, damages, costs (including, without limitation, court costs) and expenses (including, without limitation, reasonable attorneys' fees) that Buyer incurs as a result of, or with respect to:

          (a) Any and all debts, obligations or liabilities of Seller arising or accruing prior to the Closing Date;

          (b) Any inaccuracy in or breach of any representation, warranty, covenant or agreement of Seller and/or Owners contained in this Agreement; and

          (c) Any claim, cause of action, liability or obligation (actual or alleged) of any nature whatsoever of Seller and/or Owners arising out of or relating to any act or omission of Seller and/or Owners, or any of their agents, independent contractors, employees, or officers, occurring prior to the Closing Date, including, without limitation, any claim or cause of action arising out of or relating to compliance with any bulk transfer notice requirements or any act of medical malpractice occurring prior to the Closing Date.

     13.2 Indemnification by Buyer. Buyer shall defend and indemnify Seller Owners and hold Seller and Owners harmless from and against any and all losses, liabilities, damages, costs (including, without limitation, court costs) and expenses (including, without limitation, reasonable attorneys' fees) that Seller and Owners incur as result of, or with respect to:

          (a) Any and all debts, obligations or liabilities of Buyer arising or accruing prior in connection with the Clinic after the Closing Date;

          (b) Any inaccuracy in or breach of any representation, warranty, covenant or agreement of Buyer contained in this Agreement; and

          (c) Any claim, cause of action, liability or obligation (actual or alleged), relating to the Clinic, arising out of or relating to any act or omission of Buyer, or any of its agents, independent contractors, employees, or officers, occurring after the Closing Date.

     13.3 Prompt Notice of Claims. If Buyer seeks indemnification hereunder (the "Indemnitee"), it will give the other party or parties hereto (the "Indemnitor") notice of any such claim promptly after the Indemnitee receives notice thereof, and the Indemnitor shall have the right to undertake the defense, compromise or settlement of such claim thereof at its sole cost and expense by representatives of its own choosing.

     13.4 Right to Undertake Defense. If the Indemnitor shall elect not to undertake such defense by its own representatives, or if within a reasonable time after receipt of notice of any

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such claim, the Indemnitor  fails to defend,  the Indemnitee shall (upon further notice to the Indemnitor) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the Indemnitor, by counsel or other representatives reasonably designated by the Indemnitee subject to the right of the Indemnitor to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof.

     13.5 Joint Liability for Claim. If any such claim shall arise out of a transaction or cover any period or periods wherein Seller (and/or Owners), on the one hand, and Buyer, on the other hand, shall each be liable hereunder for part of the liability or obligation arising therefrom, then the parties shall, each choosing its own counsel and bearing its own expense, defend such claim, and no settlement or compromise of such claim may be made without the joint consent or approval of Seller and Buyer, except where the respective liabilities and obligations of Seller and Buyer are clearly allocable or attributable on the basis of objective facts.

14.  Miscellaneous.

     14.1 Binding Effect. Subject to the provisions of Section 14.4 of this Agreement, this Agreement shall inure to the benefit of and shall be binding upon Seller, Owners, Buyer, and their respective heirs, executors, administrators, successors and permitted assigns.

     14.2 Governing Law. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with, the laws of the State of California.

     14.3 Headings and Construction. The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. No provision in this Agreement is to be interpreted for or against either party because that party or its legal representative drafted such provision.

     14.4 Gender and Number. As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural number, shall each include the others whenever the context so indicates.

     14.5 Joint and Several Liability. The liabilities of Seller, Johnstone and Cohen under this Agreement shall be joint and several.

     14.6 Notices. All communications provided for hereunder shall be in writing and shall be deemed to be given when delivered in person, if personally served on the person to whom it is directed, or on the third (3rd) day after deposited in the United States mail, first class, registered or certified, return receipt requested, with proper postage prepaid, and

       If to Seller or Owners:              Theodore Johnstone, M.D.
                                            2983 West Canterbury Court
                                            Fresno, CA  93711

              with copy to:                 Robert A. Mallek, Jr.
                                            Dietrich, Glasrud & Jones
                                            5250 N. Palm Avenue, Suite 402
                                            Fresno, CA  93704

                                                       and

                                            Paul Cohen, M.D.
                                            249 Ocean Boulevard, Suite 604
                                            Long Beach, CA  90802

              with a copy to:               Allan V. Africk
                                            1501 Avenue of the Stars, Suite 940
                                            Los Angeles, CA  90067

       If to Buyer:                         Helian Health Group of Fresno, Inc.
                                            9600 Blue Larkspur
                                            Monterey, CA  93940
                                            Attn:  CEO and General Counsel

     14.7 Public Announcements. Neither Seller nor Owners shall make any announcement regarding the transactions contemplated by this Agreement without the prior written consent of Buyer. Seller and Owners agree to keep the terms of this Agreement confidential, except as disclosure may be required by law and except for Seller's and Owners' professional advisors.

     14.8 Attorneys' Fees. If any legal action is brought for the violation or the breach of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' and paralegals' fees and other costs in connection therewith, including any attorneys' and paralegals' fees and other costs incurred after a judgment has been rendered by a court of competent jurisdiction. (Any judgment shall include an attorneys' fees clause which shall entitle the judgment creditor to recover attorneys' and paralegals' fees and costs incurred to enforce a judgment hereon, which attorneys' and paralegals' fees and costs shall be an element of post-judgment costs; the parties agree that this attorneys' fee provision shall not merge into any judgment.) The parties acknowledge that each was represented by counsel in the negotiations and execution of this Agreement.

     14.9 Survival of Representations. All the representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing Date for a period of four (4) years.

     14.10 Waiver. No performance or execution of this Agreement in whole or in part by any party hereto, no course of dealing between or among the parties hereto, or any delay or failure on the part of any party in exercising any rights hereunder or at law or in equity, and no investigation by any party hereto shall operate as a waiver of any rights of such party, except to the extent expressly waived in writing by such party.

     14.11 Expenses. Each of the parties hereto shall bear its own expenses in connection with the preparation and execution of this Agreement and in connection with the transactions contemplated hereby.

     14.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     14.13 Severability. Each and every provision of this Agreement is severable and the invalidity of one or more of such provisions shall not, in any way, affect the validity of this Agreement or any other provision hereof.

     14.14 Cumulative Rights and Remedies. Any right, power or remedy provided under this Agreement to any party hereto shall be cumulative and in addition to any other right, power or remedy provided under this Agreement or existing in law or in equity (including, without limitation, the remedies of injunctive relief and specific performance).

     14.15  Entire  Agreement.  This  Agreement  (including  all  Schedules  and
Exhibits attached hereto) is intended by the parties hereto to be the final expression of their agreement and is the complete and exclusive statement of the terms thereof notwithstanding any representation or statement to the contrary heretofore made. This Agreement may be modified only by a written instrument signed by each of the parties hereto.

     14.16 Further Assurances. The parties shall at their own cost and expense execute and deliver such further documents and instruments and shall take such other actions as may be reasonably required or appropriate to evidence or carry out the intent and purposes of this Agreement.

     14.17 Assignment. This Agreement may not be assigned by any party without the written consent of all other parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


HELIAN HEALTH GROUP OF FRESNO, INC.,
a California Corporation


BY: -----------------------------          ATTEST: -----------------------------
    WILLIAM A. HINES                               ANDREW W. MILLER,
    Chief Operating Officer                        Vice President


INDUSTRIAL MEDICAL GROUP,
a California General Partnership

     BY: PRIMARY CARE MEDICAL GROUP,
         INC., Its General Partner



         BY: ------------------------------------
             THEODORE JOHNSTONE, M.D., President

     BY: PAUL COHEN FAMILY TRUST,
         Its General Partner



         BY: -------------------------------------
             PAUL COHEN, M.D., Sole Trustee



- --------------------------------------          --------------------------------
THEODORE JOHNSTONE, M.D.,                       PAUL COHEN, M.D.,
An Individual                                   An Individual



- --------------------------------------
KATHRYN R. JOHNSTONE, R.N.,
An Individual

                                  SCHEDULE 4.1

                          ALLOCATION OF PURCHASE PRICE

The Purchase Price for the Assets shall be allocated as follows:


Class I                  Cash                                              $0.00

Class II                 Securities                                        $0.00

Class III                Tangible Assets

                              Accounts Receivable                          $0.00
                              Leasehold Interest + Leasehold
                                Improvements + Furniture,
                                Fixtures and Equipment               $100,000.00
                              Inventory/Supplies
                              Patient Charts and Records
                              Covenant Not to Compete                 $35,000.00

Class IV                 Goodwill                                    $665,000.00


                         TOTAL                                      $ 800,000.00